EXHIBIT 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Michael Gregoire, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Taleo Corporation on Form 10-Q for the three months ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Taleo Corporation.

By:	/s/ Michael Gregoire
	Name:	Michael Gregoire
	Title:	Chief Executive Officer
	Date:	May 10, 2007
     I, Katy Murray, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Taleo Corporation on Form 10-Q for the three months ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Taleo Corporation.

By:	/s/ Katy Murray
	Name:	Katy Murray
	Title:	Chief Financial Officer
	Date:	May 10, 2007